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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES
                                       OF
                             NEWPARK RESOURCES, INC.

1. BATSON-MILL, L.P.

2. CHESSHER CONSTRUCTION, INC.

3. CONSOLIDATED MAYFLOWER MINES, INC.

4. DARCOM INTERNATIONAL, L.P.

5. DURA-BASE NEVADA, INC.

6. EXCALIBAR MINERALS, INC.

7. EXCALIBAR MINERALS OF LA. L.L.C.

8. HYDRA FLUIDS INTERNATIONAL, LTD.

9. INTERNATIONAL MAT, LTD.

10. IML DE VENEZUELA, LLC

11. MALLARD & MALLARD OF LA., INC.

12. NES PERMIAN BASIN, L.P.

13. NEWPARK CANADA, INC.

14. NEWPARK DRILLING FLUIDS, LLC

15. NEWPARK ENVIRONMENTAL SERVICES, L.L.C.

16. NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C.

17. NEWPARK ENVIRONMENTAL SERVICES MISSISSIPPI, L.P.

18. NEWPARK ENVIRONMENTAL SERVICES OF TEXAS, L.P.



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19. NEWPARK HOLDINGS, INC.

20. NEWPARK SHIPHOLDING TEXAS, L.P.

21. NEWPARK TEXAS L.L.C.

22. NID, L.P.

23. OGS LABORATORY, INC.

24. SHAMROCK DRILLING FLUIDS, INC.

25. SOLOCO, L.L.C.

26. SOLOCO TEXAS, L.P.

27. SUPREME CONTRACTORS, L.L.C.

28. NEWPARK ITALIA, S.R.L.

29. AVA, S.p.A.

30. AVA ROMANIA 2000 S.R.L.

31. AVA AFRICA S.A.R.L.

32. CRILIO DUE EXIM S.R.L.

33. EUROCONTINENTAL DF GMBH

34. PERFO SERVICES S.P.A.

35. AVA TUNISI S.A.R.L.

36. AVA INTERNATIONAL LTD.

37. AVA ALGERIE E.U.R.L.

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